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EXHIBIT 99.3


                                GSI LUMONICS INC.
                                 39 MANNING ROAD
                         BILLERICA, MASSACHUSETTS 01821


            PROXY FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF GSI LUMONICS INC. FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT 10:00 A.M. (EDT) ON TUESDAY, JUNE 24, 2003 AT THE RENAISSANCE BEDFORD HOTEL, 44 MIDDLESEX TURNPIKE, BEDFORD, MASSACHUSETTS.

The undersigned shareholder of GSI Lumonics Inc. (the "Company") hereby appoints Charles D. Winston, President and Chief Executive Officer and a director of the Company or, failing him, Thomas R. Swain, Vice President, Finance and Chief Financial Officer of the Company or, instead of either of the foregoing, __________________________________ as proxyholder, with full power of substitution, to attend, act and vote in respect of all shares registered in the name of the undersigned at the Annual and Special Meeting of Shareholders to be held at 10:00 a.m. (EDT) on Tuesday, June 24, 2003 (the "Meeting"), and at any adjournment or adjournments thereof, on the matters indicated below which are described in the Management Proxy Circular-Prospectus of the Company dated May __, 2003 and, at the proxyholder's discretion, on amendments or variations to such matters and on such other matters as may properly come before the Meeting, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment or adjournments thereof. Without limiting the general authorization and power hereby granted, the persons named above are specifically directed to vote as follows:

1. The resolution, if proposed at the Meeting, permitting two (2) or more director nominees to be elected by a single resolution and vote as opposed to electing each director nominee by way of separate resolution and vote.

         IF NO SPECIFICATION IS MADE, IT SHALL MEAN THAT THE PROXY NOMINEES ARE INSTRUCTED TO VOTE FOR THE RESOLUTION.


         VOTE:    FOR  /   /      AGAINST  /   /       or     ABSTAIN  /   /


2. Election of Directors listed in the accompanying Management Proxy Circular-Prospectus.

         The undersigned casts the number of votes equal to the number of common shares held by the undersigned multiplied by six (6): the distribution of votes among the nominees is as indicated below. A vote in favor of the election of more than one nominee without an indication as to how the votes are to be distributed among the nominees shall mean that the votes are to be distributed equally among all nominees voted for by the undersigned.

         IF NO SPECIFICATION IS MADE FOR ANY NOMINEE, IT SHALL MEAN THAT THE PROXY NOMINEES ARE INSTRUCTED TO VOTE FOR ALL OF THE FOLLOWING NOMINEES WITH THE VOTES DISTRIBUTED EQUALLY AMONG ALL NOMINEES.


         NOMINEE                         VOTE
         -----------------------------------------------------------------------


         Richard B. Black                           FOR               WITHHOLD
                                         ---------         ---------

         Paul F. Ferrari                            FOR               WITHHOLD
                                         ---------         ---------

         Phillip A. Griffiths, Ph.D.                FOR               WITHHOLD
                                         ---------         ---------

         Byron O. Pond                              FOR               WITHHOLD
                                         ---------         ---------

         Benjamin J. Virgilio                       FOR               WITHHOLD
                                         ---------         ---------

         Charles D. Winston                         FOR               WITHHOLD
                                         ---------         ---------

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3.       Reappointment of Ernst & Young LLP as auditors and authorization of the
         Board of Directors to fix their remuneration.

         IF NO SPECIFICATION IS MADE, IT SHALL MEAN THAT THE PROXY NOMINEES ARE INSTRUCTED TO VOTE FOR THE RESOLUTION.


         VOTE:    FOR   /   /      AGAINST  /   /      or    ABSTAIN  /   /


4. Approval of a special resolution, the text of which is attached as Appendix A to the Management Proxy Circular-Prospectus, authorizing the completion by the Company of a plan of arrangement under section 128 of the Business Corporations Act (New Brunswick) involving the Company, its securityholders and GSLI Corp, all as more fully described in the accompanying Management Proxy Circular-Prospectus.

         IF NO SPECIFICATION IS MADE, IT SHALL MEAN THAT THE PROXY NOMINEES ARE INSTRUCTED TO VOTE FOR THE RESOLUTION.


         VOTE:    FOR  /   /       AGAINST  /   /      or     ABSTAIN  /   /


ON ANY BALLOT THAT MAY BE CALLED FOR, SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED FOR, AGAINST OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE MATTERS LISTED ABOVE.


NOTES:

1. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THEM AT THE MEETING, OTHER THAN THE MANAGEMENT NOMINEES. To exercise this right, you should either:

         - strike out the names of Charles D. Winston and Thomas R. Swain and insert in the space provided the name of the person you desire to designate as proxyholder; or

         -        complete another proper form of proxy.

2. A proxy, to be valid, must be dated and signed by the shareholder. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their titles when signing. If this form of proxy is not dated, it shall be deemed to bear the date on which it was mailed or delivered to you by the Company.

3. A proxy, to be effective, must be deposited with the Company at its principal executive offices at 39 Manning Road, Billerica, Massachusetts 01821 or with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, in either case no later than 5:00 p.m. (EDT) on Monday, June 23, 2003 or, if the Meeting is adjourned or postponed, prior to the commencement of the reconvened meeting.



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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


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
Name: _________________________________________________


Number of shares to be voted: _________________________    (if left blank, all shares registered in your
                                                            name will be deemed to be represented
                                                            by this proxy)

Signature: ____________________________________________     (where shares are held jointly, both
                                                            tenants should sign)


Dated: ________________________________________________    (if not dated, this proxy will be deemed
                                                            to bear the date on which it was mailed or
                                                            delivered to you by the management of
                                                            the Company)

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(C)May 2003 GSI LUMONICS INC.
GSI Lumonics(TM) is a registered trademark of GSI Lumonics Inc.